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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF QUINTEL ENTERTAINMENT, INC.

                                                     STATE OF INCORPORATION
            SUBSIDIARY                                  OR ORGANIZATION
            ----------

1.       Calling Card Company, Inc.                         New York

2.       New Lauderdale L.C.                                Florida

3.       N.L. Corp.                                         Delaware

4.       Creative Direct Marketing, Inc.                    Delaware

5.       Quintel Hair Products, Inc.                        Delaware

6.       Quintel Products, Inc.                             Delaware

7.       Quintelco., Inc.                                   Delaware

8.       Quintel Psychic Zone, Inc.                         Delaware

9.       Quintel LaBuick Products, LLC                      Delaware

10.      Quintel Cellular, LLC                              Delaware

11.      Quintelcomm, Inc.                                  Delaware

12.      Quintel Financial Information Services, Inc.       Delaware